Exhibit 10.52
DRESSER-RAND GROUP INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to any Award of restricted stock units granted to an individual who is director of the Company (but is not an officer or employee of the Company) under the Dresser-Rand Group Inc. 2008 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions.
1.	TERMS OF RESTRICTED STOCK UNITS

Dresser-Rand Group Inc., a Delaware corporation (the “Company”), has granted to the Grantee named in the Grant Notice provided to said Grantee herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award”) specified in the Grant Notice. Each restricted stock unit represents the right to receive one share of the Company’s Common Shares, $0.01 par value per share (the “Common Shares”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall, unless the context requires otherwise, include a reference to any Affiliate, as such term is defined in the Plan.

2.	VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of restricted stock units as set forth in the Grant Notice. Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, (i) if the Grantee’s service as a director terminates by reason of death, Disability, or retirement after reaching the age of 65 before all of the Restricted Stock Units have vested, all unvested Restricted Stock Units shall become vested, (ii) if the Grantee’s service terminates by reason of the Grantee not being re-elected to serve as director, a pro-rata portion of the unvested Award shall vest based on the number of days in the calendar year that the Grantee served as a director and (iii) if the Grantee’s service as a director terminates for any reason other than death, Disability, or retirement after reaching the age of 65, any then unvested Restricted Stock Units held by the Grantee shall be forfeited and canceled as of the date of such termination. In addition, the Committee may accelerate vesting of the Restricted Stock Units in such other circumstances as it determines appropriate.

3.	SETTLEMENT OF RESTRICTED STOCK UNITS

Vested Restricted Stock Units shall be settled by the delivery to the Grantee or a designated brokerage firm of one Share per Restricted Stock Unit vested as of the

Deferral Date, with delivery as soon as reasonably practicable following the Deferral Date (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).
4.	RIGHTS AS STOCKHOLDER

The Grantee shall have no voting rights or the right to receive any dividends with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

5.	CHANGE IN CONTROL

Upon a Change of Control, any unvested Restricted Stock Units that have not been forfeited prior to the date of such Change in Control shall become fully vested.

6.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Common Shares issued in respect of vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7.	INCOME TAXES

Unless otherwise directed by the Committee, the Company shall give the Grantee the option of having the Company withhold Common Shares issuable in connection with the delivery of the Restricted Stock Units to satisfy taxes. The Grantee shall be responsible for all taxes associated with any issuance.

8.	NON-TRANSFERABILITY OF AWARD

The Grantee represents and warrants that the Restricted Stock Units are being acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that, except as otherwise provided in the Plan, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws. Unless permitted by the Committee, the Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Grantee other than by will or the laws of descent and distribution.

9.	THE PLAN AND OTHER AGREEMENTS

In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Certain capitalized terms not otherwise defined herein are defined in the Plan. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.

Subject to the next paragraph, the Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Grantee and the Company regarding the Award, and any prior agreements, commitments or negotiations concerning the Award are superseded.

The Award (including the terms described herein) are subject to the provisions of the Plan and, if the Grantee is outside the U.S., there may be an addendum containing special terms and conditions applicable to grants in the Grantee’s country. The grant of the Restricted Stock Units to any such Grantee is contingent upon the Grantee executing and returning any such addendum in the manner directed by the Company.

10.	NOT A CONTRACT FOR EMPLOYMENT.

Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Grantee any right to continue in the Company’s service as a director or otherwise.

11.	SEVERABILITY.

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

12.	HEADINGS.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

13.	FURTHER ASSURANCES.

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

14.	BINDING EFFECT.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

15.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.